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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 30, 2002, except for note 20, as to which the date is February 14, 2002, relating to the financial statements and the financial statement schedule, which appear in ChipPAC's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
May 14, 2002